Exhibit (1.01)

Eastman Kodak Company

Conflict Minerals Report

I	Introduction

This Conflict Minerals Report of Eastman Kodak Company (“Kodak” or the “Company”) covering the reporting period from January 1, 2019 to December 31, 2019, is provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this report, unless otherwise defined herein.

Rule 13p-1 imposes certain reporting obligations on United States Securities and Exchange Commission (“SEC”) registrants that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten, or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”)

Kodak has determined that conflict minerals as defined by the SEC were necessary to the functionality or production of certain products that Kodak manufactured or contracted to be manufactured during 2019.  Kodak conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine the origin of the conflict minerals used in its products.  In accordance with Rule 13p-1, Kodak then undertook due diligence on the source and chain of custody of the conflict minerals used in its products.

Company Overview

Kodak is a global technology company focused on print and advanced materials and chemicals. Kodak provides industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. Kodak is committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Kodak’s broad portfolio of superior products, responsive support and world-class research and development make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth.

Supply Chain Overview

Kodak’s global supply chain is complex, given that the Company has over 2,400 material suppliers and most of its suppliers are located far downstream from the mineral smelters and associated mines.  Kodak relies on its suppliers to assist in the RCOI and due diligence efforts for the conflict minerals contained in the materials supplied to or manufactured for Kodak.  Kodak focuses on collecting data from direct suppliers who are likely to supply Kodak with products or materials containing conflict minerals and requires its suppliers through contract terms to establish the necessary proactive due diligence programs that will enable greater long-term supply chain transparency.

Kodak performed an analysis of its product components and determined that conflict minerals, which are regularly used in electronics and electrical equipment, are contained in certain components used in the products manufactured for or by Kodak.  Kodak determined that conflict minerals that are contained in certain products were necessary to the functionality or production of the product manufactured or contracted to be manufactured for Kodak, while consumables such as inks, digital and flexographic print plates and chemicals do not contain these minerals.

II	Design of Due Diligence Measures

Kodak designed its overall conflict minerals policies and procedures to conform, in all material respects, to the five-step framework developed by the Organisation for Economic Co-operation and Development (“OECD”), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”), and the supplements on tin, tantalum, tungsten and gold.

Kodak’s implementation of the five-step framework consists of the following activities which are discussed in further detail below.

1.	Establish and maintain strong Company management systems

2.	Establish and maintain process to identify and assess risks in Kodak’s supply chain

3.	Respond to identified risks

4.	Audit smelters/refiners sourcing activities

5.	Publicly report on supply chain due diligence

Kodak, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; Kodak does not purchase raw ore or unrefined conflict minerals and conducts no purchasing activities directly in the Covered Countries. Because Kodak does not typically have direct relationships with smelters and refiners, Kodak’s efforts utilized multi-industry initiatives with the smelters and refiners of minerals that may provide those minerals to companies in Kodak’s supply chain.

Step 1: Establish Strong Management Systems

Internal Compliance Team

The management system includes a multidisciplinary Conflict Minerals Team consisting of representation from Kodak’s Health, Safety & Environment organization, Worldwide Procurement and Corporate Finance.  This team is responsible for the design, implementation and continued administration of Kodak’s conflict minerals program.  Senior management (including the Director and VP for Purchasing, the Assistant Controller and the General Counsel) is briefed about the results of the team’s due diligence efforts.  It is Kodak’s policy to refrain from purchasing, directly or indirectly from any sources, conflict minerals that may finance or benefit armed groups in the Covered Countries.  Kodak’s conflict minerals policy is publicly available on Kodak’s website at www.kodak.com/go/hsesupplier.

Control Systems

Kodak requires its suppliers to implement a conflict minerals due diligence management system, including a system of controls, to determine the sources of conflict minerals in all products that are supplied to, or manufactured on behalf of Kodak.  Kodak’s suppliers are required to exercise due diligence on the source and chain of custody of these minerals and to cooperate in providing Kodak its due diligence information in an effort towards sourcing only from smelters and refiners which have been certified as conflict free.

Kodak was a member of Electronic Industry Citizenship Coalition (“EICC”) and the Conflict Free Sourcing Initiative (“CFSI”) in 2016.  Although no longer a member, Kodak continues to follow the industry guidance through Responsible Minerals Initiative (“RMI”).  The RMI contributes to a range of tools and resources, including the Responsible Minerals Assurance Process, the Conflict Minerals Reporting Template, RCOI data and a range of guidance documents on responsible minerals sourcing. RMI also runs regular workshops on minerals supply chain issues and contributes to policy development and debates with leading civil society organizations and governments.  Through these affiliations, Kodak collaborates with industry peers to support the development and use of tools, programs and mineral traceability methods and schemes that help enable companies to source DRC conflict free minerals.  One of the programs developed by the RMI is the Responsible Minerals Assurance Process (“RMAP”).  The RMAP is a voluntary initiative in which independent third-party audits are conducted of a smelter’s or refiner’s procurement processes to determine if the smelter or refiner can demonstrate that all the minerals they process originate from conflict-free sources.

Supplier Engagement and Grievance Mechanisms

Kodak also utilizes the Conflict Minerals Reporting Template (“CMRT”) developed by the RMI to collect supplier data. Kodak continues to put a strong emphasis on supplier education and training. To accomplish this, Kodak utilized a third-party service provider, Assent Compliance (“Assent”) to provide online training and support resources to Kodak’s suppliers. Kodak believes that the Company’s support of these programs and direct engagement with suppliers for conflict minerals training and requests constitute a strong program when it comes to supplier engagement and demonstrate its commitment to conflict free sourcing for the metals used in Kodak’s products. Kodak also has a Business Conduct Guide, including a phone number and website for employees to report concerns about violations of Kodak’s Conflict Minerals Policy and other policies.

More information regarding the Company’s Business Conduct Guide and methods of reporting concerns can be found here: https://www.kodak.com/corp/company/sustainability/conduct-guide/default.htm.

Maintain Records

Kodak has adopted a policy to retain relevant documentation for a period of five years. Kodak implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to CMRTs. Kodak stores all the information and findings from this process in a database that can be audited by internal or external parties as needed.

Step 2: Establish a Process to Identify and Assess Risks in Our Supply Chain

Kodak, through its RCOI process, determined suppliers that were in scope by starting with a complete list of first tier suppliers and removing: service providers, indirect materials suppliers, and suppliers with whom Kodak spent no money in 2019.  In some instances, second tier suppliers (e.g., distributors) were also included in the scope of this initial list.  Based on a review of Kodak’s spending data and known product compositions, suppliers providing services or products that contain no conflict minerals were excluded from Kodak’s scope.  The exclusions included suppliers providing commodities such as travel, employee benefits, facility maintenance, stationery, office supplies and chemicals with a known composition.  The remaining suppliers were identified as relevant or high priority suppliers, including suppliers with the potential to provide raw materials, components, parts, sub-assemblies and products that have the greatest likelihood of containing conflict minerals.

The suppliers that were identified as relevant or high priority received an email containing a cover letter signed by Kodak’s Global Procurement Director, Corporate Services and a conflict minerals questionnaire using the CMRT. The cover letter provided an explanation for the request including the regulatory background and the expected timing for a response.  Non-responsive suppliers were contacted a minimum of three times. These communications were monitored and tracked for future reporting and transparency.

Kodak received responses from the suppliers that were in scope.  Kodak’s minerals team reviewed and verified each completed questionnaire against expectations established by Company policy. Kodak also engaged with Assent to review the supplier’s responses to determine if it had a conflict minerals policy describing its due diligence program and how it was being applied to the suppliers in the chain.  Further, any smelters and refiners identified in the questionnaire were compared against the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2019 calendar year. Kodak also reviewed country of origin information available from RMI for the smelters and refiners identified in the questionnaire.

A large number of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to Kodak. In order to assess the risk that any of these smelters posed to Kodak’s supply chain, Assent determined whether the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. Kodak does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within the Company’s supply chain. Smelters that have completed an RMAP audit are considered to be DRC conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of the 15th of May 2020, Kodak validated 300 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the limitations associated with the use of supplier-level CMRTs, Kodak cannot definitively determine their connection to the Covered Products. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to the Covered Countries;
●	Known mineral source country of origin;
●	RMAP audit status;
●	Credible evidence of unethical or conflict sourcing; and
●	Peer assessments conducted by credible third-party sources.

As part of Kodak’s risk management plan under the OECD Guidance, when facilities with red flags are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain.  In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed these criteria (meaning “Yes” responses to at least A, E, G, and H), they are deemed to have a strong program. When suppliers do not meet these criteria, they are deemed to have a weak program. At this time, 7 out of 136 of Kodak’s responsive suppliers have been identified as having a weak program.

III.	Due Diligence Measures Performed

Step 3: Strategy Designed and Implemented to Respond to Identified Risks:

Kodak, together with Assent, compared smelters and refiners identified by suppliers in the questionnaire against the list of facilities that have received a “conflict free” designation from the RMI. In addition, Kodak reviewed the responses against criteria developed to determine which responses required follow-up and further engagement.  These criteria included categories for untimely or incomplete responses as well as inconsistencies within the data reported in the template.  Kodak worked directly with these suppliers to provide revised responses.  Specifically, Kodak followed up with suppliers who provided any of the following negative or incomplete responses to the questionnaire:

•	The response did not appear justified by the product category or composition of the product.

•	The supplier did not indicate that it had implemented a management system or due diligence program to obtain information from its suppliers.

•	The response was incomplete or necessary information was not provided by the supplier.

•	The smelter list included problematic smelters (i.e., smelters not appearing on either CFSI’s standard smelter list or the U.S Department of Commerce list of known smelters).

Suppliers that identified specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance to inform them of the potential for risk, and to evaluate whether or not these smelters could be connected to Kodak’s products. The suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by Kodak, rather than a company-level CMRT, to better identify the connection to products that they supply.  If a supplier’s efforts to address concerns were determined to be deficient, it was flagged for further action, ranging from education to discontinuing purchases.  The project team reports annually on its progress to relevant senior executives of the company.

Step 4: Auditing of Smelters/Refiners Sourcing

Due to the complexity of Kodak’s products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify actors upstream from Kodak’s direct suppliers.

Kodak does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain.

Kodak has supported the execution of the RMAP and has relied on the RMAP to perform audits of smelters and to develop information on the country and mine or location of origin of conflict minerals in Kodak’s products. In order to assess the risk that any of these smelters posed to Kodak’s supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP.  Smelters that have completed an RMAP audit are considered to be DRC conflict free.

IV.	Results and Public Reporting

Step 5:  Annual Reports on Supply Chain Due Diligence:

Kodak annually reports on its conflict minerals supply chain due diligence to the SEC through the Company’s Form SD and Conflict Minerals Report and publishes the same information on its public website at the link referenced above.

Results of Supply Chain Due Diligence

Reviewing information about 3TG smelters and refiners in Kodak’s supply chain represents the most reasonable effort Kodak can make to determine the mines or locations of origin of the 3TG in its supply chain.  Kodak received responses from approximately 56% of the suppliers surveyed.  Based on these responses, Kodak identified 300 smelters or refiners of 3TG that are known smelters or refiners based on the RMI’s standard smelter reference list and may have processed the conflict minerals contained in Kodak’s products.  These smelters are listed in the Appendix.  The Appendix also includes an aggregated list of the countries of origin from which the listed smelters and refiners are believed to have sourced conflict minerals, in addition to recycled and scrap sources.

A majority of Kodak’s suppliers provided information at the company level, rather than information specific to the materials purchased by Kodak.  Kodak is unable to validate whether the smelters and refiners listed in the Appendix in fact contributed conflict minerals to its products.

Of the 300 smelters and refiners listed in the Appendix, 235 have been certified as compliant with the RMI’s RMAP, and an additional 6 are active in the RMAP third-party audit process.  Kodak was unable to determine the conflict status of the remaining smelters and refiners.

Smelters and refiners that are compliant with the relevant RMAP assessment protocols or currently in the audit process:

Tantalum:	38 of 38 (100%)
Tin:	48 of 58 (83%)
Tungsten:	47 of 50 (94%)
Gold:	108 of 154 (70%)

Overall, 241 of 300, or 80% of the smelters and refiners are compliant with the RMI’s RMAP or are currently in the audit process.

The number of smelters and refiners in Kodak’s supply chain as of December 31, 2019 that were compliant with the RMAP’s CFSP has more than quadrupled since Kodak began the evaluation process in 2013.

RMAP Compliant smelters and refiners in Kodak’s supply chain:

2013	55 Compliant smelters and refiners
2014	126 Compliant smelters and refiners
2015	214 Compliant Smelters and refiners
2016	244 Compliant Smelters and refiners
2017	255 Compliant Smelters and refiners
2018	254 Compliant Smelters and refiners
2019	241 Compliant Smelters and refiners

V.	Product Description:

Given the fact that not all smelters and refiners identified by Kodak’s suppliers have been audited by the RMI’s RMAP list and many suppliers are still collecting information from their supply chain, Kodak’s products containing or using conflict minerals are considered DRC conflict undeterminable.

The Kodak products determined to be DRC conflict undeterminable are as follows:

KODAK PROSPER Press Platform	KODAK VERSAMARK Printing Systems
KODAK PROSPER Imprinting Systems	KODAK VERSAMARK Imprinting Systems
KODAK NEXPRESS Digital Production Color Press Platform	KODAK DIGIMASTER HD Digital Production Platform
KODAK FLEXCEL NX Imager and Laminator	Kodak FLEXCEL Direct Imager
Print on Demand Solutions

MAGNUS Platesetters	TRENDSETTER Platesetters
ACHIEVE Platesetters	GENERATION NEWS Platesetter
TRENDSETTER NEWS Platesetter	MERCURY P-HD Plate Processor
S Plate Processor	P-LD Plate Processor
T-HDX and T-HDE Plate Processors	Entertainment Motion Picture Film

VI	Steps to Improve Due Diligence

Kodak will continue to communicate its expectations and information requirements to its direct suppliers.   Over time, Kodak anticipates that the amount of information globally on the traceability and sourcing of these ores will only increase and improve Kodak’s knowledge thereby facilitating the Company’s efforts to eliminate (or at least reduce) the potential for Conflict Minerals in its products.    When Kodak identifies an upstream supplier that is sourcing from or linked to any party providing direct or indirect support to non-state armed groups, the Company will work with its supply chain to suspend or discontinue engagement with that upstream supplier.  Kodak expects its suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

Since 2018, Kodak’s partnership with Assent, a SaaS company, has assisted in a data management solution to track regulatory compliance across Kodak’s supply chain. A solution such as this is needed to further strengthen Kodak’s due diligence process to ensure legal compliance across the product portfolio and to meet customer expectations. In addition to those steps described above, Kodak will continue to take the following measures during the next compliance period to improve the due diligence conducted to further mitigate the risk that its necessary conflict minerals do not benefit armed groups in the Covered Countries, including:

•

Continue to collect responses from suppliers using the CMRT through Assent Compliance. The service will collect and store CMRTs and supplier data, communicate with our supply chain and provide training and education where necessary. This streamlined approach will roll up our data and validate submitted information if they are complete and valid. Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:

o	Using a comprehensive smelter and refiner library with detailed status and notes for each listing;
o	Scanning for credible media on each smelter and refiner to flag risk issues; and
o	Comparing the list of smelters and refiners against government watch and denied parties lists.

•

Increase the level of engagement with suppliers to drive greater transparency within Kodak’s supply chain and increase the response rate. Suppliers will be asked to provide information gathered from their suppliers.

•	Compare and validate RCOI results against information collected by independent conflict-free smelter validation programs.

•	Inform and encourage suppliers to transition to smelters identified by the due diligence process as “conflict free” by an independent audit program.

•	Work more closely with our third-party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

•	Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts as well as included in the terms and conditions of each purchase order issued.

APPENDIX

The table below lists the smelters and refiners as reported to Kodak by its suppliers that are known smelters or refiners based on the RMI’s standard smelter reference list as of May 2020 and may have processed the conflict minerals contained in Kodak’s products.  This information is as reported by the RMI as of May 1, 2020.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Gold	8853 S.p.A.	ITALY	CID002763	Conformant	Yes
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Non Conformant	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant	Yes
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant	Yes
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant	Yes
Gold	Aurubis AG	GERMANY	CID000113	Conformant	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Active	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant	Yes
Gold	Boliden AB	SWEDEN	CID000157	Conformant	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant	Yes
Gold	Caridad	MEXICO	CID000180	Not Enrolled	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant	Yes
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant	Yes
Gold	Chugai Mining	JAPAN	CID000264	Active	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled	Unknown

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Not Enrolled	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant	Yes
Gold	Dowa	JAPAN	CID000401	Conformant	Yes
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled	Unknown
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584	Not Enrolled	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled	Unknown
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant	Yes
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Not Enrolled	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant	Yes
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Not Enrolled	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant	Yes
Gold	Italpreziosi	ITALY	CID002765	Conformant	Yes
Gold	Japan Mint	JAPAN	CID000823	Conformant	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not Enrolled	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled	Unknown

Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled	Unknown
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant	Yes
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled	Unknown
Gold	Marsam Metals	BRAZIL	CID002606	Conformant	Yes
Gold	Materion	UNITED STATES	CID001113	Conformant	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Non Conformant	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant	Yes

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant	Yes
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant	Yes
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Not Enrolled	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Conformant	Yes
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant	Yes
Gold	SAAMP	FRANCE	CID002761	Conformant	Yes
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled	Unknown
Gold	Safimet S.p.A	Italy	CID002973	Conformant	Yes
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled	Unknown
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Non Conformant	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant	Yes
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525	Not Enrolled	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled	Unknown
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Non Conformant	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant	Yes
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant	Yes
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant	Yes
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant	Yes
Tin	Alpha	UNITED STATES	CID000292	Conformant	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant	Yes
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant	Yes
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Conformant	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant	Yes

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Active	Unknown
Tin	Dowa	JAPAN	CID000402	Conformant	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Non Conformant	Unknown
Tin	EM Vinto	BOLIVIA	CID000438	Conformant	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled	Unknown
Tin	Fenix Metals	POLAND	CID000468	Conformant	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant	Yes
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Non Conformant	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant	Yes
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant	Yes
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant	Yes
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant	Yes
Tin	Minsur	PERU	CID001182	Conformant	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Conformant	Yes
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant	Yes
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant	Yes
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant	Yes
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant	Yes
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant	Yes
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Active	Unknown
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Conformant	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant	Yes
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant	Yes
Tin	Super Ligas	Brazil	CID002756	Not Enrolled	Unknown
Tin	Thaisarco	THAILAND	CID001898	Conformant	Yes
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant	Yes

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant	Yes
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Non Conformant	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant	Yes
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Active	Unknown
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant	Yes
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant	Yes

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant	Yes

Country of Origin Information

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence efforts. It is important to note that this information is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic Of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suri, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe.